SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      January 9, 2008

Communication Intelligence Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19301	94-2790442
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of Principal Executive Offices)
(Zip Code)

(650) 802-7888
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement

On January 9, 2008, Communication Intelligence Corporation (the “Company”) entered into a Consulting Agreement (the “Agreement”) with GS Meyer & Associates LLC (the “Consultant”), an entity of which Garry Meyer, a director of the Company, is a principal. Under the terms of the Agreement, the Consultant is authorized to market the Company’s products as an independent contractor of the Company. The Consultant’s remuneration is on a success basis and will be equal to a percentage of fees generated by transactions closed due to Consultant’s efforts, subject to the Company receiving payment for such transactions from the customer. The Consultant is also entitled to reimbursement of travel expenses and certain out-of-pocket expenses incurred in the performance of its obligations under the Agreement. Either the Company or the Consultant may terminate the Agreement at any time upon thirty days’ written notice to the other party.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2008	Communication Intelligence Corporation

	By:	/s/ Frank Dane

Frank Dane
Chief Financial and Legal Officer